Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Silvergate Capital Corporation on Form S-1 of our report dated August 1, 2018 on the consolidated financial statements of Silvergate Capital Corporation and to the reference to us under the heading “Experts” in the prospectus.

Crowe LLP

Costa Mesa, California

November 16, 2018